Exhibit 16.1

Deloitte & Touche LLP
Suite 600
225 West Santa Clara Street
April 28, 2006	San Jose, CA 95113-1728
USA

Securities and Exchange Commission	Tel: +1 408 704 4000
100 F Street, N.E.	Fax: +1 408 704 3083
Washington, D.C. 20549-7561	www.deloitte.com

Dear Sirs/Madams:

We have read Item 4.01(a) of the Language Line, Inc. (the “Company”) Form 8-K dated April 24, 2006, and we agree with the statements made therein, except we have no basis to agree or disagree with the date on which the Company’s decision to engage new auditors was made.

Yours truly,

Member of
Deloitte Touche Tohmatsu